Exhibit 99.1

Medicine Man Technologies Enters into a Term Sheet to Acquire a Second Group of Dispensaries

●	Upon closing of pending acquisitions, the Company will operate a total of 14 dispensaries within Colorado

●	The acquisitions are part of MMT’s strategy aimed at creating an integrated operation, to include proven and profitable cultivation, manufacturing and retail assets in Colorado.

DENVER, September 5, 2019 /PRNewswire/ -- Medicine Man Technologies, Inc. (OTCQX: MDCL) ("Medicine Man Technologies" or the "Company"), announced today that it has entered into a binding term sheet to acquire four additional dispensaries in Colorado.

Under the terms of the transaction, Medicine Man Technologies will purchase the group of four dispensaries for $36,898,499, which will consist of $18,449,249.50 in cash, the issuance of 3,095,512 shares of its common stock at a price of $2.98 per share, and a deferred cash payment of $9,224,624.75 to be made twelve months following the initial closing date.

“This proposed acquisition of these additional dispensaries will continue the expansion of our retail presence in Colorado,” stated Andy Williams, Co-Founder and Chief Executive Officer (CEO) of Medicine Man Technologies. “Post acquisitions, we will have four, what we believe to be, highly successful dispensaries that will carry our wide assortment of cannabis products, bringing efficiencies to our business and helping us scale our operations. Our focus is on building a vertically integrated cannabis company, and we believe that this acquisition will help us achieve an acceleration on the retail component of our strategy.”

TJ Joudeh, the Managing Partner of the group of retail operations being acquired by the Company in this transaction, commented, “We are excited to join the Medicine Man Technologies team to create a profitable and vertically integrated cannabis company. Combining our retail experience with the deep product supply of award-winning cannabis products from Medicine Man Technologies will be an incredible development for both companies as well as for consumers. We are thrilled to be part of what could very well be the most compelling story in the cannabis industry.”

Three of the four dispensaries being acquired in this transaction are located in Denver, and the fourth is in nearby Aurora.

The terms of the transaction can also be referenced in the Company’s 8-K, which outlines the closing conditions and are conditioned upon the satisfaction or mutual waiver of certain conditions, including regulatory approval.

For more information about Medicine Man Technologies, please visit https://www.medicinemantechnologies.com.

About Medicine Man Technologies
Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients and supplies.  The Company’s client portfolio includes active and past clients in 20 states and 7 countries throughout the cannabis industry. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry. Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products internationally. The Company’s intellectual property includes the “Three A Light” methodology for cannabis cultivation and pending acquisition candidate MedPharm's GMP-certified facility, which has the first cannabis research license to conduct clinical trials in the United States. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services; (ii) our ability to complete and integrate acquisitions; (iii) general industry and economic conditions; and (iv) our ability to access adequate financing on terms and conditions that are acceptable to us, as well as other risks identified in our filings with the SEC. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Relations Contact:
ir@medicinemantechnologies.com
1-866-348-1997